Exhibit 99.1

ShoreTel Reports Financial Results for Fourth Quarter and Fiscal Year 2012

Addition of Cloud Business Helps Drive 39 Percent Sequential Growth in Seasonally Strong Quarter

SUNNYVALE, Calif.--(BUSINESS WIRE)--August 14, 2012--ShoreTel® (NASDAQ:SHOR), the leading provider of brilliantly simple phone and Unified Communication (UC) systems for both premise and cloud-based solutions, today announced financial results for its fiscal fourth quarter and fiscal year 2012.

For the fourth quarter of fiscal 2012, consolidated revenue was $78.5 million, an increase of 39 percent sequentially over the third quarter of fiscal 2012 and an increase of 39 percent from the fourth quarter of fiscal 2011. Fourth quarter revenue includes a full quarter of revenue from the Cloud division, formerly M5 Networks, which was acquired on March 23, 2012. The non-GAAP net loss for the fourth quarter of fiscal year 2012 was $(0.2) million, or $(0.00) per share which excludes stock-based compensation charges, amortization of acquisition-related intangibles, other charges and related tax adjustments. This compares with non-GAAP net income of $1.3 million, or $0.03 per share, in the fourth quarter of fiscal 2011.

For the 2012 fiscal year, consolidated revenue was an all-time record of $246.6 million, up 23 percent from fiscal year 2011. The non-GAAP net loss for fiscal year 2012 was $(1.4) million, or $(0.03) per share, which excludes stock-based compensation charges, amortization of acquisition-related intangibles, litigation settlement costs, other charges and related tax adjustments. This compares with non-GAAP net income of $0.7 million, or $0.01 per share, in fiscal 2011.

“This year we took an important step to position ShoreTel for long-term market leadership through the acquisition of the unified communications cloud pioneer M5 Networks. With this addition, ShoreTel can offer customers a full range of premise, cloud or hybrid solutions,” said Peter Blackmore, president and CEO of ShoreTel. “Despite economic headwinds, ShoreTel once again improved our market share in the March quarter, growing from 6.5 percent to 7.7 percent in the United States Enterprise IP Telephony market, according to Synergy Research, further extending our position as the third largest vendor in the United States.”

Blackmore added, “Our premise business is strong and continues to grow. We were pleased to deliver a solid operating profit in this part of our business in the fourth quarter and for our fiscal year. With growth in fourth quarter cloud bookings of over 40 percent year-over-year, we are convinced that it is the right time to press for a market leadership position. We plan to make appropriate investments in our cloud infrastructure to support the strong bookings growth we expect as we move forward into fiscal 2013.”

Fourth Quarter 2012 Financial Highlights

GAAP gross margin for the fourth quarter of fiscal year 2012 was 60.9 percent, compared with 65.6 percent in the fourth quarter of fiscal year 2011. The year-over-year decline was the result of the inclusion of a full quarter of the Cloud division, which has lower gross margins.

Non-GAAP gross margin for the fourth quarter of fiscal year 2012, which excludes stock-based compensation charges, amortization of acquisition-related intangibles, and related tax adjustments, was 62.6 percent, compared with 66.3 percent in the year-ago quarter.

GAAP net loss was $(5.0) million, or $(0.09) per share, in the fourth quarter of 2012, compared with a GAAP net loss of $(1.7) million, or $(0.04) per share, in the fourth quarter of fiscal 2011.

As of June 30, 2012, the company had $55.5 million in cash, cash equivalents and short-term investments after paying down its line of credit by $5.0 million during the quarter. For fiscal year 2012, the company generated over $10.0 million in cash flow from operations.

Fiscal Year 2012 Financial Highlights

GAAP gross margin for the 2012 fiscal year was 64.3 percent, compared with 66.7 percent for the 2011 fiscal year.

Non-GAAP gross margin, which excludes stock-based compensation charges, amortization of acquisition-related intangibles, and related tax adjustments, was 65.4 percent for the 2012 fiscal year, compared with 67.3 percent for the 2011 fiscal year.

Non-GAAP operating income for fiscal year 2012 was $0.2 million, compared with $0.1 million for the 2011 fiscal year.

GAAP net loss for fiscal 2012 was $(20.7) million, or $(0.41) per share, which included non-cash stock-based compensation charges of $12.6 million, acquisition related deal costs of $4.5 million, amortization of acquisition-related intangibles of $2.8 million as well as other charges, and compared to a GAAP net loss of $(11.5) million, or $(0.25) per share, in fiscal 2011.

Line of Business Results

Premise

The company’s premise business was strong in the fourth quarter of fiscal 2012, delivering 17 percent sequential revenue growth from the third fiscal quarter. Non-GAAP gross margins in the premise business were 67.1 percent in the fourth quarter of fiscal 2012, up from 66.3 percent in the fourth quarter of fiscal 2011. Revenue from the company’s international sites represented 13 percent of its premise business in the fourth quarter of fiscal 2012, and increased 20 percent over the year-ago quarter. Additionally, according to Synergy Research, the company’s share of the United States Enterprise IP Telephony market increased from 6.5 percent in the December quarter of 2011 to 7.7 percent in the March quarter of 2012.

Cloud

The cloud segment represents a rapidly growing portion of the VoIP market. Industry forecasts show cloud solutions will grow at more than a 30 percent compound annual growth rate. Today cloud solutions represent six percent of the market and are expected to reach between 15 and 20 percent of the market by 2016. Based on strong bookings, the company plans to make incremental investments in its cloud business infrastructure and operations to capitalize on the expected segment growth.

Select Operational Metrics

Three Months Ended June 30, 2012

Cloud Monthly Average Revenue Per User (ARPU)	$62

Cloud Average # of Seats per Subscriber	34

Cloud Monthly Revenue Churn Rate	0.3%

Total Company Headcount	933

Non-GAAP Gross Margins-Premise	67.1%
Non-GAAP Gross Margins-Cloud	42.2%

Business Highlights

Partnership with Polycom and HP to Provide Bundled Solutions

In May, the company announced that it is providing a promotional incentive for bundled offerings that include ShoreTel, Polycom and HP solutions, which allow implementation of complete UC solutions on a secure, resilient and flexible network infrastructure. The combination of ShoreTel, Polycom and HP allows organizations to simplify design and management, deliver a consistent user experience (including video, voice, instant messaging (IM) and presence), and increase reliability and resiliency with uninterrupted availability.

Introduction of ShoreTel 13

The company recently announced the global availability of ShoreTel 13, its latest software release, which includes enhanced capabilities for video communications and IM for overall employee productivity.

New Head of World-wide Sales

In July, the company announced it hired David Petts as senior vice president of worldwide sales reporting directly to ShoreTel CEO Peter Blackmore. The recently announced new sales leadership team which includes Joe Vitalone in channel management, Tim Gaines as head of North America sales, and Mark Arman as head of international sales and worldwide distribution, report to Petts.

Mobility Solution for Cloud Customers

In June, the company released ShoreTel Mobility for customers of ShoreTel’s Cloud division. The solution further extends the popular voice and UC applications to the smartphone. The initial launch supports iPhones and subsequent releases over the summer will add support for other smartphone and tablet devices, including Android and Blackberry.

Business Outlook

ShoreTel is providing the following outlook for the quarter ending Sept. 30, 2012:

  Revenue is expected to be in the range of $69.0 million to $75.0 million.
  GAAP gross margin is expected to be in the range of 60 percent to 61 percent, including approximately $1.4 million in stock-based compensation charges and amortization of acquisition-related intangibles. Non-GAAP gross margin, which excludes stock-based compensation and other charges, is expected to be in the range of 62 percent to 63 percent.
  GAAP operating expenses are expected to be in the range of $51.5 million to $52.5 million, including approximately $4.0 million in stock-based compensation charges and amortization of acquisition-related intangibles. Non-GAAP operating expenses, which exclude stock-based compensation and other charges, are expected to be in the range of $47.5 million to $48.5 million.

Conference Call Information

The company will host a corresponding conference call and live webcast today at 2:00 p.m. Pacific Daylight Time. To access the conference call, dial +1-888-401-4689 for callers in the U.S. or Canada and +1-719-325-2310 for international callers and provide the operator with the conference identification number of 6334894. A live webcast will be available in the Investor Relations section of the company's corporate web site at www.shoretel.com and an archived recording will be available beginning approximately two hours after the completion of the call until the company's announcement of its financial results for the next quarter. An audio telephonic replay of the conference call will also be available beginning at approximately 4:00 p.m. Pacific Daylight Time today until approximately 4:00 p.m. Pacific Daylight Time on August 21, 2012 by dialing +1-888-203-1112 or +1-719-457-0820 for callers outside the U.S. and Canada and providing the conference identification number of 6334894.

Use of Non-GAAP Financial Measures

ShoreTel reports all required financial information in accordance with generally accepted accounting principles in the United States (“GAAP”), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Many investors have requested that ShoreTel disclose this non-GAAP information because it is useful in understanding the company’s performance as it excludes non-cash charges, other non-recurring adjustments and related tax adjustments, that many investors feel may obscure the company’s true operating performance. Likewise, management uses these non-GAAP measures to manage and assess the profitability of its business and does not consider stock-based compensation charges and amortization charges related to acquisition-related intangible assets, which are non-cash charges, or other non-recurring items in managing its core operations. ShoreTel has provided a reconciliation of non-GAAP financial measures following the text of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

Legal Notice Regarding Forward-Looking Statements

ShoreTel assumes no obligation to update the forward-looking statements included in this release. This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including, without limitation, statements by Peter Blackmore, statements regarding future products and statements in the “Business Outlook” section regarding ShoreTel’s anticipated future revenues, gross margins, operating expenses and other financial information. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties include global economic uncertainty, the pace of economic recovery in the U.S., and the impact thereof on information technology spending, the intense competition in our industry, our reliance on third parties to sell and support our products, supply and manufacturing risks, our ability to control costs as we expand our business, increased risk of intellectual property litigation by entering into new markets, our ability to attract, retain and ramp new sales personnel, uncertainties inherent in the product development cycle, uncertainty as to market acceptance of new products and services, the potential for litigation in our industry, risks related to our recently-completed acquisition of M5 Networks, including technology and product integration risks, ability to retain key personnel and customers and the risk of assuming unknown liabilities, and other risk factors set forth in ShoreTel’s Form 10-K for the year ended June 30, 2011, and in its Form 10-Q for the quarter ended March 31, 2012.

About ShoreTel, Inc.

ShoreTel, Inc. (NASDAQ: SHOR) brings unmatched flexibility, choice and value to brilliantly simple business phones systems and unified communications (UC). With its award-winning premise-based IP phone system with integrated unified communications, contact center capabilities, and its proven hosted VoIP services, organizations of all sizes can select the best option for their needs. ShoreTel’s ongoing mission is to eliminate costly complexity and give customers the 24/7 freedom to leverage rich voice, video, data and mobile unified communications capabilities they need. ShoreTel is based in Sunnyvale, California, and has regional offices in Austin, Texas; Rochester and New York, N.Y.; Chicago, Ill.; Maidenhead, United Kingdom; Sydney, Australia; and Singapore. For more information, visit www.shoretel.com.

SHORETEL, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (Amounts in thousands) (Unaudited)

	As of June 30, 2012	As of March 31, 2012	As of June 30, 2011

ASSETS
Current assets:
Cash and cash equivalents	$37,120	$40,328	$89,695
Short-term investments	18,375	20,994	16,057
Accounts receivable - net	34,198	32,746	33,812
Inventories	20,212	23,176	19,062
Prepaid expenses and other current assets	5,275	5,807	3,540
Total current assets	115,180	123,051	162,166

Property and equipment - net	12,811	12,578	8,236
Goodwill	120,212	119,273	7,415
Intangible assets	45,304	47,651	8,570
Other assets	1,925	1,240	714
Total assets	$295,432	$303,793	$187,101

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$9,747	$11,289	$6,394
Accrued liabilities and other	17,094	19,976	8,533
Accrued employee compensation	12,151	9,379	11,022
Contingent consideration	9,398	9,132	-
Deferred revenue	35,829	36,509	26,362
Total current liabilities	84,219	86,285	52,311

Line of credit - net	19,946	24,947	-
Long-term deferred revenue	13,683	12,962	11,321
Long-term contingent consideration	3,305	3,368	-
Other long-term liabilities	4,047	4,998	2,045
Total liabilities	125,200	132,560	65,677

Stockholders' equity:

Common stock	310,648	306,604	241,103
Accumulated deficit	(140,416)	(135,371)	(119,679)
Total stockholders' equity	170,232	171,233	121,424

Total liabilities and stockholders' equity	$295,432	$303,793	$187,101

SHORETEL, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Amounts in thousands, except per share amounts) (Unaudited)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2012	2011	2012	2011

Revenue:
Product	$51,108	$45,306	$182,009	$159,693
Hosted and related services	14,253	-	15,547	-
Support and services	13,097	11,221	49,076	40,419
Total revenues	78,458	56,527	246,632	200,112
Cost of revenue:
Product	17,166	15,364	61,884	52,957
Hosted and related services	9,024	-	9,804	-
Support and services	4,477	4,072	16,465	13,688
Total cost of revenue	30,667	19,436	88,153	66,645
Gross profit	47,791	37,091	158,479	133,467
Gross profit %	60.9%	65.6%	64.3%	66.7%

Operating expenses:
Research and development	14,719	12,152	51,909	45,548
Sales and marketing	29,413	20,422	94,797	74,859
General and administrative	7,949	6,112	27,468	24,890
Acquisition-related costs	36	-	4,524	340
Total operating expenses	52,117	38,686	178,698	145,637
Loss from operations	(4,326)	(1,595)	(20,219)	(12,170)
Other income (expense) - net	(866)	(140)	(1,465)	640
Loss before provision for income tax	(5,192)	(1,735)	(21,684)	(11,530)
Provision for (benefit from) income tax	(147)	10	(947)	(67)
Net loss	$(5,045)	$(1,745)	$(20,737)	$(11,463)
Net loss per share:
Basic	$(0.09)	$(0.04)	$(0.41)	$(0.25)
Diluted	$(0.09)	$(0.04)	$(0.41)	$(0.25)

Shares used in computing net loss per share:
Basic	57,932	47,126	50,591	46,177
Diluted	57,932	47,126	50,591	46,177

SHORETEL, INC. GAAP to Non-GAAP Reconciliation (Amounts in thousands, except per share amounts) (Unaudited)

	Three Months Ended June 30, 2012				Twelve Months Ended June 30, 2012
	GAAP	Excludes		Non-GAAP	GAAP	Excludes		Non-GAAP
Revenue:
Product	$51,108	$-		$51,108	$182,009	$-		$182,009
Hosted and related services	14,253	-		14,253	15,547	-		15,547
Support and services	13,097	-		13,097	49,076	-		49,076
Total revenues	78,458	-		78,458	246,632	-		246,632
Cost of revenue:
Product	17,166	(286)	(a),(b)	16,880	61,884	(1,022)	(a),(b)	60,862
Hosted and related services	9,024	(786)	(a),(b)	8,238	9,804	(850)	(a),(b)	8,954
Support and services	4,477	(218)	(a)	4,259	16,465	(836)	(a)	15,629
Total cost of revenue	30,667	(1,290)		29,377	88,153	(2,708)		85,445
Gross profit	47,791	1,290		49,081	158,479	2,708		161,187
Gross profit %	60.9%			62.6%	64.3%			65.4%

Operating expenses:
Research and development	14,719	(790)	(a)	13,929	51,909	(3,614)	(a)	48,295
Sales and marketing	29,413	(1,776)	(a),(b)	27,637	94,797	(5,043)	(a),(b)	89,754
General and administrative	7,949	(1,003)	(a),(b),(c)	6,946	27,468	(4,534)	(a),(b),(c)	22,934
Acquisition-related costs	36	(36)	(d)	-	4,524	(4,524)	(d)	-
Total operating expenses	52,117	(3,605)		48,512	178,698	(17,715)		160,983
Income (loss) from operations	(4,326)	4,895		569	(20,219)	20,423		204
Other income (expense) - net	(866)	203	(e)	(663)	(1,465)	203	(e)	(1,262)
Income (loss) before provision for income tax	(5,192)	5,098		(94)	(21,684)	20,626		(1,058)
Provision for (benefit from) income tax	(147)	263	(f)	116	(947)	1,315	(f)	368
Net income (loss)	$(5,045)	$4,835		$(210)	$(20,737)	$19,311		$(1,426)
Net income (loss) per share:
Basic	$(0.09)	$0.09		$(0.00)	$(0.41)	$0.38		$(0.03)
Diluted (g)	$(0.09)	$0.09		$(0.00)	$(0.41)	$0.38		$(0.03)

Shares used in computing net income (loss) per share:
Basic	57,932			57,932	50,591			50,591
Diluted (g)	57,932			57,932	50,591			50,591

(a) Excludes stock-based compensation included in:
Cost of product revenue		$26				$132
Cost of hosted and related services		37				37
Cost of support and services revenue		218				836
Research and development		790				3,614
Sales and marketing		925				4,031
General and administrative		965				3,993
		$2,961				$12,643

(b) Excludes amortization of acquisition-related intangibles included in:
Cost of product revenue		$260				$890
Cost of hosted and related services		749				813
Sales and marketing		851				1,012
General and administrative		38				41
		$1,898				$2,756

(c) Excludes litigation settlement included in:
General and administrative		$-				$500

(d) Excludes direct acquisition costs included in:
Acquisition-related costs		$36				$4,524

(e) Excludes interest charge from change in fair value of contingent consideration included in:
Other expense		$203				$203

(f)	Excludes the deferred tax benefit arising from acquisition and tax impact of the items which are excluded in (a) to (e) above.

(g)	Potentially dilutive securities were not included in the calculation of diluted net loss per share for the periods which had a net loss because to do so would have been anti-dilutive.

SHORETEL, INC. GAAP to Non-GAAP Reconciliation (Amounts in thousands, except per share amounts) (Unaudited)

	Three Months Ended June 30, 2011				Twelve Months Ended June 30, 2011
	GAAP	Excludes		Non-GAAP	GAAP	Excludes		Non-GAAP
Revenue:
Product	$45,306	$-		$45,306	$159,693	$-		$159,693
Support and services	11,221	-		11,221	40,419	-		40,419
Total revenues	56,527	-		56,527	200,112	-		200,112
Cost of revenue:
Product	15,364	(204)	(a),(c)	15,160	52,957	(614)	(a),(c)	52,343
Support and services	4,072	(206)	(a)	3,866	13,688	(678)	(a)	13,010
Total cost of revenue	19,436	(410)		19,026	66,645	(1,292)		65,353
Gross profit	37,091	410		37,501	133,467	1,292		134,759
Gross profit %	65.6%			66.3%	66.7%			67.3%

Operating expenses:
Research and development	12,152	(809)	(a)	11,343	45,548	(3,497)	(a)	42,051
Sales and marketing	20,422	(939)	(a),(c)	19,483	74,859	(3,170)	(a),(c)	71,689
General and administrative	6,112	(955)	(a)	5,157	24,890	(4,266)	(a),(b)	20,624
Acquisition-related costs	-	-		-	340	-		340
Total operating expenses	38,686	(2,703)		35,983	145,637	(10,933)		134,704
Income (loss) from operations	(1,595)	3,113		1,518	(12,170)	12,225		55
Other income (expense) - net	(140)	-		(140)	640	-		640
Income (loss) before provision for income tax	(1,735)	3,113		1,378	(11,530)	12,225		695
Provision for (benefit from) income tax	10	80	(d)	90	(67)	81	(d)	14
Net income (loss)	$(1,745)	$3,033		$1,288	$(11,463)	$12,144		$681
Net income (loss) per share:
Basic	$(0.04)	$0.07		$0.03	$(0.25)	$0.26		$0.01
Diluted (e)	$(0.04)	$0.07		$0.03	$(0.25)	$0.26		$0.01

Shares used in computing net income (loss) per share:
Basic	47,126			47,126	46,177			46,177
Diluted (e)	47,126			49,446	46,177			47,900

(a) Excludes stock-based compensation included in:
Cost of product revenue		$29				$123
Cost of support and services revenue		206				678
Research and development		809				3,497
Sales and marketing		928				3,140
General and administrative		955				3,741
		$2,927				$11,179

(b) Excludes severance for former Chief Executive Officer included in:
General and administration		$-				$525

(c) Excludes amortization of acquisition-related intangibles included in:
Cost of product revenue		$175				$491
Sales and marketing		11				30
		$186				$521

(d)	Excludes the tax impact of the items which are excluded in (a) to (c) above.

(e)	Potentially dilutive securities were not included in the calculation of diluted net loss per share for the periods which had a net loss because to do so would have been anti-dilutive.

SHORETEL, INC. RECONCILIATION OF GAAP TO NON-GAAP FOR Q1 PROJECTIONS (Amounts in thousands) (Unaudited)

	Three Months Ending September 30, 2012

	High	Low
GAAP gross profit %	61.0%	60.0%
Adjustments for stock-based compensation and acquisition-related intangible asset amortization	2.0%	2.0%
Non-GAAP gross profit %	63.0%	62.0%

Total GAAP operating expenses	$52,500	$51,500
Adjustments for stock-based compensation and acquisition-related intangible asset amortization	(4,000)	(4,000)
Total non-GAAP operating expenses	$48,500	$47,500

CONTACT:
ShoreTel, Inc.
Tonya Chin, 408-962-2573
tchin@shoretel.com